Exhibit 99.1

LUMINEX CORPORATION REPORTS THIRD QUARTER 2010 RESULTS

AUSTIN, Texas (November 4, 2010) – Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter and nine months ended September 30, 2010.  Financial and operating highlights include the following:

•	Consolidated third quarter revenue was $33.9 million, a 16 percent increase over the third quarter of 2009
•	Luminex launched new MAGPIX® multiplexing system bringing affordable multiplexing to laboratories worldwide
•
Third quarter 2010 shipments of 231 multiplexing analyzers that included 41 MAGPIX systems, resulting in cumulative life-to-date multiplexing analyzer shipments of 7,414, up 14% from a year ago. This compares to shipments of 259 multiplexing analyzers in the third quarter of 2009. Also included in system sales are 28 BSD sample handling systems

•	Consolidated gross profit margin was 65 percent for the third quarter of 2010
•	Operating income for the third quarter of 2010 was $155,000 compared with an operating loss of $512,000 for the same period last year
•	Received FDA clearance for CYP450 2D6 assay, the first multiplexed assay addressing the area of Personalized Medicine. The company plans to launch the 2D6 assay by year end
•	Won prestigious 2010 Prix Galien USA Award for Luminex’s innovative xTAG® Respiratory Viral Panel (RVP) named “Best Medical Technology”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2010	2009	($)	(%)
	(in thousands, except percentages)

System sales	$8,085	$9,166	$(1,081)	-12%
Consumable sales	8,633	6,062	2,571	42%
Royalty revenue	5,660	4,699	961	20%
Assay revenue	7,863	6,199	1,664	27%
All other revenue	3,632	2,992	640	21%
	$33,873	$29,118	$4,755	16%

	Nine Months Ended
	September 30,		Variance
	2010	2009	($)	(%)
	(in thousands, except percentages)

System sales	$22,680	$21,404	$1,276	6%
Consumable sales	28,150	20,347	7,803	38%
Royalty revenue	16,370	13,524	2,846	21%
Assay revenue	22,962	18,164	4,798	26%
All other revenue	10,205	9,037	1,168	13%
	$100,367	$82,476	$17,891	22%

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LMNX Reports Third Quarter 2010 Results

November 4, 2010

Consolidated revenue for the third quarter of 2010 was $33.9 million, a 16 percent increase over consolidated revenue of $29.1 million for the third quarter of 2009.  GAAP net loss for the third quarter of 2010 was $727,000, or $0.02 per share, compared with a GAAP net loss of $609,000, or $0.01 per share, for the prior year period.  Net income for the third quarter of 2010 included non-cash charges of $2.3 million in stock compensation expense associated with ASC 718 and $2.2 million of depreciation and amortization expense.  Net income for the third quarter of 2009 included non-cash charges of $2.2 million in stock compensation expense associated with ASC 718 and $2.1 million of depreciation and amortization expense.  A portion of our total valuation allowance on U.S. deferred tax assets was released at December 31, 2009 and, as a result, the 2010 third quarter and year to date results are shown fully taxed in the U.S., whereas the 2009 third quarter and year to date results are not.  On a comparable basis, net loss for the third quarter of 2009, removing the effects of the release of the valuation allowance and the $4.4 million litigation settlement in 2009, would have been $1.4 million or $0.04 per share, and the net loss for the first nine months of 2009 would have been $1.9 million, or a loss of $0.05 per share.

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue
Technology and strategic partnerships	$24,593	$22,031	$75,036	$62,595
Assays and related products	9,280	7,087	25,331	19,881
Total Revenue	33,873	29,118	100,367	82,476

Operating income (loss)
Technology and strategic partnerships	2,193	549	10,105	5,453
Assays and related products	(2,038)	(1,061)	(3,937)	(3,352)
Total Operating income (loss)	155	(512)	6,168	2,101

“Luminex delivered a solid financial and operating performance for the third quarter of 2010, though we faced a difficult year-over-year comparison,” said Patrick J. Balthrop, president and chief executive officer of Luminex.  “Our consumable, assay, and royalty revenue categories each showed favorable growth trends over a strong performance in the prior year period. We continue to expand our installed base and are especially excited about the early demand seen for our recently launched MAGPIX® system.”

“During the quarter we also made good progress on our product development initiatives.  Luminex is on-track with the integration of our recent acquisition, BSD Robotics, and in October we signed a worldwide OEM agreement with the Tecan Group to develop a new automated newborn screening solution,” added Balthrop. “These initiatives along with our investment in exciting new products, such as our innovative MAGPIX instrument, will help ensure that Luminex maintains our edge in the marketplace, delivers high performance solutions to our customers, and drives long term value for our shareholders.”

“We look forward to finishing the year with a strong fourth quarter performance,” Balthrop concluded.

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LMNX Reports Third Quarter 2010 Results

November 4, 2010

FINANCIAL OUTLOOK AND GUIDANCE

The Company expects to deliver consolidated 2010 revenue of between $138 and $140 million, representing an increase of 14 to 16 percent over reported 2009 annual revenue.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the third quarter ended September 30, 2010, on Thursday, November 4, 2010, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time.  The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com.  Simply log on to the web at the address above, go to the Company section and access the Investor Relations link.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the 'replay' link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry.  The Company's xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.  The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.  Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’ or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; demand for our MAGPIX system; integration of BSD Robotics; our relationship with Tecan Group; our investment in new products and our ability to maintain our edge in the marketplace, deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2010 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2010 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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LMNX Reports Third Quarter 2010 Results

November 4, 2010

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,229	$90,843
Restricted cash	1,001	-
Short-term investments	27,939	8,511
Accounts receivable, net	19,013	22,108
Inventories, net	24,136	17,524
Deferred income taxes	2,775	1,040
Prepaids and other	2,626	2,130

Total current assets	156,719	142,156

Property and equipment, net	21,228	17,255
Intangible assets, net	13,427	12,938
Deferred income taxes	10,610	14,732
Long-term investments	11,120	20,228
Goodwill	42,062	39,617
Other	3,872	1,087

Total assets	$259,038	$248,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,878	$8,430
Accrued liabilities	6,336	7,493
Deferred revenue	4,346	2,967
Current portion of long term debt	593	868
Other	33	-

Total current liabilities	18,186	19,758

Long-term debt	3,404	3,591
Deferred revenue	4,473	4,614
Other	3,313	1,312

Total liabilities	29,376	29,275

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	293,500	285,648
Accumulated other comprehensive gain	1,068	28
Accumulated deficit	(64,947)	(66,979)

Total stockholders' equity	229,662	218,738

Total liabilities and stockholders' equity	$259,038	$248,013

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LMNX Reports Third Quarter 2010 Results

November 4, 2010

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Revenue	$33,873	$29,118	$100,367	$82,476
Cost of revenue	12,011	10,347	32,569	26,837

Gross profit	21,862	18,771	67,798	55,639

Operating expenses:
Research and development	5,816	5,643	16,674	15,246
Selling, general and administrative	15,891	13,640	44,956	38,292

Total operating expenses	21,707	19,283	61,630	53,538

Income from operations	155	(512)	6,168	2,101
Interest expense from long-term debt	(106)	(116)	(334)	(358)
Other income, net	159	144	400	593
Settlement of litigation	-	-	-	(4,350)

Income (loss) before income taxes	208	(484)	6,234	(2,014)
Income taxes	(935)	(125)	(4,202)	(273)

Net income (loss)	$(727)	$(609)	$2,032	$(2,287)

Net income (loss) per share, basic	$(0.02)	$(0.01)	$0.05	$(0.06)

Shares used in computing net income (loss) per share, basic	41,131	40,661	40,973	40,515

Net income (loss) per share, diluted	$(0.02)	$(0.01)	$0.05	$(0.06)

Shares used in computing net income (loss) per share, diluted	41,131	40,661	42,235	40,515

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LMNX Reports Third Quarter 2010 Results

November 4, 2010

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(727)	$(609)	$2,032	$(2,287)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,210	2,116	6,494	5,995
Stock-based compensation	2,319	2,231	6,925	5,817
Deferred income tax benefit	985	-	3,490	2
Excess income tax benefit from employee stock-based awards	234	-	(1,290)	-
Loss on disposal of assets	-	-	-	25
Other	586	676	849	1,257
Changes in operating assets and liabilities:
Accounts receivable, net	(1,144)	(898)	4,066	(7,988)
Inventories, net	(2,952)	(286)	(5,065)	(1,108)
Other assets	591	405	(154)	(28)
Accounts payable	1,044	1,437	(2,422)	376
Accrued liabilities	308	1,295	(1,037)	(3,023)
Deferred revenue	450	(28)	1,190	313

Net cash provided by (used in) operating activities	3,904	6,339	15,078	(649)

Cash flows from investing activities:
Purchases of available-for-sale securities	(4,998)	(12,003)	(26,665)	(56,649)
Maturities of available-for-sale securities	-	17,986	16,193	22,980
Maturities of held-to-maturity securities	-	3,938	-	40,078
Purchase of property and equipment	(3,113)	(3,502)	(8,562)	(8,618)
Business acquisition consideration, net of cash acquired	-	-	(5,036)	-
Increase in restricted cash	-	-	(1,000)	-
Purchase of cost method investment	(76)	-	(2,076)	-
Acquired technology rights	-	-	(1,200)	(21)

Net cash (used in) provided by investing activities	(8,187)	6,419	(28,346)	(2,230)

Cash flows from financing activities:
Payments on debt	-	-	(895)	(440)
Proceeds from debt	-	-	-	454
Proceeds from issuance of common stock	7	77	1,447	362
Excess income tax benefit from employee stock-based awards	(234)	-	1,290	-

Net cash (used in) provided by financing activities	(227)	77	1,842	376

Effect of foreign currency exchange rate on cash	(247)	(246)	(188)	(376)
Change in cash and cash equivalents	(4,757)	12,589	(11,614)	(2,879)
Cash and cash equivalents, beginning of period	83,986	66,151	90,843	81,619

Cash and cash equivalents, end of period	$79,229	$78,740	$79,229	$78,740

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LMNX Reports Third Quarter 2010 Results

November 4, 2010

LUMINEX CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME TO GAAP NET INCOME
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income (loss)	$(727)	$(609)	$2,032	$(2,287)

Adjusting items:

Settlement of litigation	-	-	-	4,350

Income tax adjustment*	-	(817)	-	(3,958)

Adjusted net income (loss)	$(727)	$(1,426)	$2,032	$(1,895)

Adjusted net income (loss) per share, basic	$(0.02)	$(0.04)	$0.05	$(0.05)

Shares used in computing adjusted net income (loss) per share, basic	41,131	40,661	40,973	40,515

Adjusted net income (loss) per share, diluted	$(0.02)	$(0.04)	$0.05	$(0.05)

Shares used in computing adjusted net income (loss) per share, diluted	41,131	40,661	42,235	40,515

* Income tax adjustment illustrates 2009 financial results without the effect of the release of the valuation allowance on the U.S. deferred tax assets for comparison to 2010 financial results

The Company believes that the non-GAAP measure used in this presentation, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company's ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.

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